UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report :  May 18, 2020

(Date of earliest event reported)

ALBANY INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

216 Airport Drive, Rochester, New Hampshire 03867

(518) 445-2200

(Address and telephone number of the registrant's principal executive offices)
(Former name or former address, if changed since last report.)
Registrant’s telephone number, including area code 603-330-5850
None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) of 1934 (240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share Class B Common Stock, $0.001 par value per share	AIN AIN	The New York Stock Exchange (NYSE) The New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2020, Albany International Corp. (“the Company”) announced that it had promoted Joseph M. Gaug, formerly the Company’s Associate General Counsel, to the position of Vice President, Secretary and General Counsel, effective May 15. Mr. Gaug succeeds Charles J. Silva, who had stepped down as General Counsel at the end of 2019. Mr. Silva has agreed to assist in the transition process as needed, until June 30, 2020.

Mr. Gaug has been the Company’s Associate General Counsel since 2006. Prior to joining Albany, he was a Principal at McNamee, Lochner, Titus & Williams, PC, a law firm in Albany, New York.

A summary of Mr. Gaug’s material compensation terms, which is incorporated by reference herein, is attached as Exhibit 99.1.

Item 9.01 Exhibits

Exhibit 99.1 Summary of Gaug compensation terms.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.
By:	/s/ Stephen Nolan
Name:	Stephen Nolan
Title:	Chief Financial Officer and Treasurer (Principal Financial Officer)

Date: May 18, 2020

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Summary of Gaug compensation terms.

104	Inline XBRL cover page.